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                                  EXHIBIT 5.1


























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                               May 17, 1996


Computer Integration Corp.
7900 Glades Road, Suite 440
Boca Raton, Florida 33434

Dear Sirs:

         We are acting as counsel to Computer Integration Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8, with exhibits thereto (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 1,055,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company. The Shares are to be issued by the Company upon the exercise of certain stock options (the "Options") granted and to be granted to certain employees or directors of the Company pursuant to the Company's 1994 Stock Option Plan (the "ISOP") or pursuant to performance-based stock incentives under the Company's 1994 Employee Incentive Plan (the "Incentive Plan" and, together with the ISOP, the "Plans").

         As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plans and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

         Based on and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance in connection with the exercise of the Options in accordance with the terms of the ISOP against payment of the exercise price therefor (as applicable), or issuance pursuant to the terms of the Incentive Plan, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                 Very truly yours,

                                 /s/ HOLLAND & KNIGHT




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